Arxis Reports Third Quarter 2026 Results; Raises Full-Year 2026 Guidance and Introduces 2027 Guidance

BLOOMFIELD, Conn., October 28, 2026 – Arxis, Inc. (NASDAQ: ARXS) (the “Company” or “Arxis”), a leading designer and manufacturer of proprietary, mission-critical electronic and mechanical engineered components, today reported financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Highlights (all comparisons against the third quarter of 2025, unless otherwise noted):

·
Revenue of $564 million, up 36%
·
Net income of $84 million, compared to $(10) million; net income margin of 14.8%, compared to (2.4)%
·
Diluted earnings per share of $0.20
·
Adjusted EBITDA(1) of $256 million, up 67%; Adjusted EBITDA margin(1) improved by 840 bps to 45.4%
·
Adjusted Net Income(1) of $160 million, up 498%
·
Adjusted Net Income per share, diluted(1) of $0.37
·
Net cash provided by operating activities of $169 million, up 118%; Free Cash Flow(1) of $150 million, up 117%

Raising Full-Year 2026 Guidance (all comparisons against prior guidance midpoint, unless otherwise noted):

·
Revenue range of $2,050 to $2,070 million, representing a 5% increase
·
Adjusted EBITDA(1) range of $855 to $865 million, representing an 8% increase
·
Adjusted EBITDA margin(1) of approximately 41.7%, an increase of 130 bps

Introducing 2027 Guidance (all comparisons against 2026 guidance midpoint, unless otherwise noted):

·
Revenue range of $2,400 to $2,500 million, representing 17% to 21% reported revenue growth and 10% to 15% organic growth
·
Adjusted EBITDA(1) range of $1,010 to $1,060 million, representing 17% to 23% growth
·
Adjusted EBITDA margin(1) of 42.1% to 42.4% includes approximately 20 to 30 basis points of dilution from acquisitions completed in 2026

“We continued to advance our M&A strategy with the acquisitions of Schatz Bearing and StratEdge, while also closing the previously announced Omnetics transaction, bringing our year-to-date total to six acquisitions,” said Kevin Perhamus, President and Chief Executive Officer of Arxis. “With Arcline’s partnership and an active pipeline, we are well positioned to sustain this momentum.”

“In the quarter, revenue increased 36%, including 29% organic growth, with strength across all three end markets. Net income increased $94 million to $84 million in the quarter, with net income margin of 14.8%. Adjusted EBITDA grew 67% to $256 million, with margin expanding 840 basis points to 45.4%, reflecting operating leverage from increased volumes, stronger price realization and ongoing productivity gains. Net cash provided by operating activities was $169 million and Free Cash Flow was $150 million, increasing 118% and 117%, respectively, supported by earnings growth and more efficient working capital management.”

“Our strong performance and contributions from recent acquisitions support another increase to full-year 2026 guidance. We are also introducing 2027 guidance, which anticipates another year of strong organic growth and continued margin expansion, supported by execution of our long-term growth algorithm.”

(1) Additional detail on non-GAAP financial measures, including reconciliations, is provided in the appendix.

Third Quarter 2026 Unaudited Condensed Consolidated Results

	Three Months Ended September 30,
(Dollars in millions, except per share amounts)	2026	2025	Change
Revenue	$564	$415	36%

Net income (loss)	$84	($10)	$94

Net income (loss) margin	14.8%	(2.4)%	NM

Diluted earnings per share	$0.20	N/A	N/A

Adjusted EBITDA(1)	$256	$153	67%

Adjusted EBITDA margin(1)	45.4%	37.0%	840 bps

Adjusted Net Income(1)	$160	$27	498%

Adjusted Net Income per share, diluted(1)	$0.37	N/A	N/A

Net cash provided by operating activities	$169	$78	118%

Free Cash Flow(1)	$150	$69	117%

NM = not meaningful due to the small prior-year comparison base.

(1) Additional detail on non-GAAP financial measures, including reconciliations, is provided in the appendix.

Revenue of $564 million increased 36% year-over-year, including 29% organic growth, reflecting continued momentum across all three end markets. Industrial Technology led growth during the quarter, supported by favorable demand trends, while Defense & Space and Commercial Aerospace each delivered strong double-digit growth. Both the Electronic Components and Mechanical Components segments contributed to the increase, supported by underlying market demand, new business generation, and pricing realization.

Net income of $84 million improved by $94 million year-over-year, with net income margin of 14.8% compared to (2.4)% in the prior-year period. The improvement was driven by stronger operating performance, lower interest expense following debt repayment with IPO proceeds, and lower income tax expense.

Adjusted EBITDA(1) increased 67% year-over-year to $256 million, while Adjusted EBITDA margin(1) expanded 840 basis points to 45.4%. Margin expansion reflected operating leverage on higher volumes, disciplined pricing execution, and continued productivity and cost management initiatives.

Recent Acquisition Activity

On August 17, 2026, Arxis completed the previously announced acquisition of Omnetics Connector Corporation (“Omnetics”), a leading designer and manufacturer of proprietary high-reliability Micro-D-Sub and Nano-D-Sub connectors and interconnect systems used in critical defense and space, commercial aerospace, and medical applications.

In September 2026, Arxis completed the acquisitions of Schatz Bearing, LLC (“Schatz”) and StratEdge Corporation (“StratEdge”). Schatz manufactures highly engineered precision bearings for aerospace, defense, and industrial applications. StratEdge designs and manufactures specialized ceramic packages for high-frequency, high-power electronics used in defense, space, and other demanding applications.

Together, the combined purchase price for these two acquisitions was approximately $151 million.

Full-Year 2026 Guidance

Raising Full-Year Guidance
(Dollars in millions)	Current(3)	Prior(4)	Change at Midpoint
Revenue	$2,050 to $2,070	$1,960 to $1,980	+$90

Adjusted EBITDA(2)	$855 to $865	$790 to $800	+$65

Adjusted EBITDA margin(2)	~41.7%	~40.4%	+130 bps

(2)
Arxis has not reconciled its full-year 2026 guidance related to Adjusted EBITDA and Adjusted EBITDA margin to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense.
(3)
Includes all completed acquisitions in 2026.
(4)
Prior guidance, issued July 29th, included Micro-Tronics, MagCanica, and Blue Line.

2026 Adjusted EBITDA margin guidance includes approximately 30 to 40 basis points of dilution from acquisitions completed in 2026.

Full-Year 2027 Guidance

(Dollars in millions)	Introducing 2027 Guidance
Revenue	$2,400 to $2,500

Adjusted EBITDA(2)	$1,010 to $1,060

Adjusted EBITDA margin(2)	42.1% to 42.4%

(2)
Arxis has not reconciled its full-year 2027 guidance related to Adjusted EBITDA and Adjusted EBITDA margin to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense.

2027 Adjusted EBITDA margin guidance includes approximately 20 to 30 basis points of dilution from acquisitions completed in 2026.

Conference Call and Webcast Information

Arxis will host an investor conference call to discuss its third quarter results at 8:30 a.m. ET on Thursday, October 29, 2026. A live webcast of the call, along with related presentation materials, will be available on the News & Events section of the Company’s website at https://ir.arxis.com. A replay of the webcast will be available for 30 days following the call.

About Arxis

Arxis is a leading designer and manufacturer of proprietary, mission-critical electronic and mechanical components for aerospace and defense, medical technology, and specialized industrial markets. Leveraging significant intellectual property and world-class engineering and operational capabilities, Arxis designs and delivers innovative solutions that address its customers' most complex performance needs. Arxis is a portfolio company of Arcline Investment Management. For more information, visit www.arxis.com.

About Arcline Investment Management

Arcline Investment Management is a private investment firm with over $35 billion in assets under management. Arcline seeks to build the next generation of Industrial Compounders – market-leading, mission-critical industrial platforms designed to consistently compound earnings over decades. For more information, visit www.arcline.com.

Non-GAAP Financial Measures

This press release includes certain “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per share, Free Cash Flow, and Net Leverage. We use these non-GAAP financial measures to evaluate our business operations.

The non-GAAP financial measures presented in this press release are supplemental measures of our performance and our liquidity that we believe help investors understand our financial condition and operating results and assess our future prospects. We believe that presenting these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see our results “through the eyes of management.” We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. When read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational, and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.

We define Adjusted EBITDA as net income (loss) before interest expense, net, income tax expense (benefit), and depreciation and amortization, further adjusted for transaction costs and other deal-related expenses, acquisition and integration costs, restructuring costs, share-based compensation expense and certain related employer payroll taxes, and other income and expense adjustments that are non-recurring, non-operational, or not reflective of core operating performance, when applicable. We define Adjusted EBITDA margin as Adjusted EBITDA divided by Revenue. We believe that Adjusted EBITDA and Adjusted EBITDA margin are important metrics for management and investors as they remove the impact of items that we do not believe are indicative of our core operating results or the overall health of our company and allow for consistent comparison of our operating results over time and relative to our peers.

We define Adjusted Net Income as net income (loss) adjusted to exclude amortization of intangible assets, acquisition and integration costs, restructuring costs, transaction and other deal-related expenses, share-based compensation expense and certain related employer payroll taxes, and other items that management does not consider indicative of the Company’s core operating performance, together with the related income tax effects of these adjustments. Adjusted Net Income per share is calculated by dividing Adjusted Net Income attributable to common stockholders for diluted earnings per share by the diluted weighted-average number of common shares outstanding during the applicable period. We believe Adjusted Net Income and Adjusted Net Income per share provide investors with useful supplemental measures for evaluating the Company’s underlying operating performance and comparing results across periods.

We define Free Cash Flow as net cash provided by (used in) operating activities less capital expenditures. We believe this measure allows management and investors to evaluate the capacity of our operations to generate cash that is available to service debt and make strategic investments and acquisitions.

We define Net Leverage as net debt divided by Adjusted EBITDA for the trailing twelve-month period. Net debt is calculated as total debt, less cash and cash equivalents. We believe this measure allows us to evaluate our capital structure, indebtedness, and ability to service debt.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. To compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. The reconciliations to their most directly comparable U.S. GAAP financial measures follow. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business. Unless otherwise noted, tables are presented in U.S. dollars in thousands. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented in this report are calculated from the underlying numbers in thousands.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “guidance”, “will”, “may,” and negatives or derivatives of these or similar expressions.

These forward-looking statements reflect our current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties, and other factors, which could cause our actual results, performance, or achievements to differ materially from current expectations. Some of the risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the concentration of our business on the aerospace and defense industries; the unique business risks of supplying products to companies contracting with the U.S. government; the significant competition that we face; our industry’s rapid change; any decline or lower-than-anticipated growth of the markets into which we sell our products and services; cost overruns; the availability and pricing of certain components and raw materials from suppliers; inflation; our products may not operate as intended; our decentralized organizational structure; our indebtedness and the restrictive covenants under the agreements governing our indebtedness; our ability to comply with the extensive governmental regulation to which we are subject; our ability to maintain our government or industry approvals; product liability lawsuits and product recalls; our ability to obtain, maintain, protect and enforce our intellectual property and proprietary rights on which our business depends; our ability to realize the anticipated benefits from our recent reorganization; and the significant transaction costs that we have incurred and expect to continue to incur in connection with our recent reorganization and as a public company.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements, and these and other factors are more fully discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s filings with the Securities and Exchange Commission, including those set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026. We do not undertake any obligation to update or revise our forward-looking statements except as may be required by law or regulation. This press release also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

Contact:

Investor Relations

ir@arxis.com

+1 860-243-7100 (Select 1 for Arxis)

Table 1: Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026		2025
Revenue	$ 563,979	$ 414,827	$ 1,523,565		$ 1,195,350
Cost of revenue	257,894	210,529	720,036		630,527
Gross profit	306,085	204,298	803,529		564,823
Selling, general and administrative expenses	131,963	77,252	413,913		226,456
Amortization of intangible assets	40,694	34,964	113,001		103,227
Operating income	133,428	92,082	276,615		235,140
Interest expense, net	17,888	48,259	101,273		173,875
Other (income) expense, net	(4,194)	(980)	(11,990)		(5,798)
Net income (loss) before income taxes	119,734	44,803	187,332		67,063
Income tax expense	36,021	54,900	55,219		110,740
Net income (loss)	$ 83,713	$ (10,097)	$ 132,113		$ (43,677)
‘
Net income per common share
Basic	$ 0.20	N/A	$ 0.19	(1)	N/A
Diluted	$ 0.20	N/A	$ 0.19	(1)	N/A
Weighted-average common shares outstanding
Basic	416,253	N/A	409,073	(2)	N/A
Diluted	427,020	N/A	419,211	(2)	N/A

(1)
Represents net income per common share, basic and diluted for the six month period from April 1, 2026 to September 30, 2026, which represents the period during which the Company had common stock outstanding. See "Note 1. Organization and Nature of Operations" and "Note 16. Net Income (Loss) Per Share" of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 for additional details.
(2)
Weighted-average common shares outstanding is calculated based on the shares issued in connection with the Reorganization reflected as outstanding starting on April 1, 2026 and the shares issued in the IPO starting on April 16, 2026.

Table 2: Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share amounts)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$ 493,679	$ 250,303
Accounts receivable, net	315,891	216,936
Contract assets	72,395	67,780
Inventories	407,722	315,604
Prepaid expenses and other current assets	47,309	57,058
Total current assets	1,336,996	907,681
Property, plant and equipment, net	429,662	397,929
Intangible assets, net	2,944,584	2,429,879
Goodwill	3,206,517	2,745,351
Operating lease right-of-use assets, net	81,437	64,651
Other assets	54,049	50,943
Total assets	$ 8,053,245	$ 6,596,434
‘
Liabilities and stockholders' and members' equity
Current liabilities:
Accounts payable	$ 67,677	$ 56,467
Contract liabilities, current	24,052	30,027
Operating lease liabilities, current	12,060	10,584
Debt, current	119	26,853
Accrued expenses and other current liabilities	180,563	163,230
Total current liabilities	284,471	287,161
Debt, noncurrent	1,718,569	2,606,459
Contract liabilities, noncurrent	1,284	1,414
Operating lease liabilities, noncurrent	67,331	53,798
Deferred tax liabilities	501,350	384,420
Other long-term liabilities	130,252	139,124
Total liabilities	2,703,257	3,472,376

Class A Common Stock, $0.01 par value, 3,500,000,000 shares authorized; 91,056,604 issued; 90,045,099 outstanding as of September 30, 2026	911	—
Class B Common Stock, $0.01 par value, 3,500,000,000 shares authorized; 340,676,783 issued and outstanding as of September 30, 2026	3,407	—
Class C Common Stock, $0.01 par value, 500,000,000 shares authorized; no shares issued or outstanding as of September 30, 2026	—	—
Convertible Common Stock, $0.01 par value, 1 share authorized; 1 share issued and outstanding as of September 30, 2026	—	—
Preferred stock, $0.01 par value, 500,000,000 shares authorized; no shares issued or outstanding as of September 30, 2026	—	—
Additional paid-in capital	5,312,970	—
Retained earnings (accumulated deficit)	67,601	—
Accumulated other comprehensive income (loss)	(185)	—
Treasury stock, at cost, 1,011,505 shares	(34,716)	—
Members’ equity	—	3,124,058
Total stockholders’ and members' equity	5,349,988	3,124,058
Total liabilities and stockholders' and members' equity	$ 8,053,245	$ 6,596,434

Table 3: Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flow from operating activities:
Net income (loss)	$ 132,113	$ (43,677)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	161,001	148,620
Amortization of deferred financing cost and accretion of paid-in-kind interest	3,511	4,501
Amortization of inventory fair value adjustment	6,285	18,177
Loss (gain) on sale and disposal of assets	690	9,964
Share-based compensation expense	133,240	9,325
Interest rate hedges change in fair value	(12,797)	4,281
Deferred income taxes	1,895	(1,812)
Loss on extinguishment of debt	11,447	15,535
Other operating activities, net	(109)	799
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	(72,208)	(27,667)
Inventories	(27,365)	(34,411)
Prepaid expenses and other current assets	12,140	(28,084)
Accounts payable	6,007	(4,684)
Accrued expenses and other current liabilities	4,411	75,770
Contract assets and liabilities	(12,597)	(5,665)
All other assets and liabilities	(4,168)	5,300
Net cash provided by (used in) operating activities	343,496	146,272
Cash flow from investing activities:
Capital expenditures	(41,837)	(30,241)
Proceeds from sale and disposal of assets, net of cash sold	192	2,191
Acquisition of businesses, net of cash acquired	(337,430)	(152,639)
Net cash provided by (used in) investing activities	(379,075)	(180,689)
Cash flow from financing activities:
Net proceeds from issuance of common stock	1,227,753	—
Payments for taxes related to net share settlement of equity awards	(34,716)	—
Proceeds from issuance of debt	25,000	2,808,000
Repayments of debt	(952,841)	(2,697,081)
Payments of debt financing fees	—	(38,907)
Issuance of related party notes receivable	—	(6,500)
Settlement of related party notes receivable(1)	6,476	3,500
Repayments of related party payables	—	(7,000)
Issuances of members' units	—	10,851
Distributions	(332)	(362,329)
Contributions	11,344	385,000
Other financing activities, net	(2,464)	(989)
Net cash provided by (used in) financing activities	280,220	94,545
Effect of exchange rate changes on cash and cash equivalents	(1,265)	(8,283)

Net increase (decrease) in cash and cash equivalents	243,376	51,845
Cash and cash equivalents, beginning of the period	250,303	110,838
Cash and cash equivalents, end of the period	$ 493,679	$ 162,683

(1)
Refer to “Note 18. Related Party Transactions” of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 for further information on related party arrangements.

Table 4: Reconciliation of Net income (loss) to Adjusted EBITDA and Adjusted EBITDA Margin

(Unaudited, in thousands, except for percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$ 83,713	$ (10,097)	$ 132,113	$ (43,677)
Interest expense, net	17,888	48,259	101,273	173,875
Income tax expense	36,021	54,900	55,219	110,740
Depreciation and amortization	57,445	50,527	161,001	148,620
Acquisition and integration costs(1)	5,594	287	7,031	20,250
Restructuring costs(2)	—	1,772	270	4,247
Transaction and other deal related expenses(3)	11,256	3,035	20,300	7,990
Share-based compensation expense(4)	31,182	4,789	140,773	9,325
Other non-recurring adjustments(5)	12,842	—	24,654	9,901
Adjusted EBITDA	$ 255,941	$ 153,472	$ 642,634	$ 441,271
Revenue	$ 563,979	$ 414,827	$ 1,523,565	$ 1,195,350
Adjusted EBITDA Margin	45.4%	37.0%	42.2%	36.9%

(1)
Represents costs incurred to integrate acquired businesses and product lines into our operations, facility relocation costs, rebranding, system implementation costs and employee expenses related to acquisitions. This also includes amortization expense of inventory step-up recorded in connection with purchase accounting of acquired businesses.
(2)
Represents severance, facility consolidation/closure costs and other charges associated with restructuring programs.
(3)
Represents third-party transaction-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.
(4)
Represents the compensation expense under our share-based plans and deferred compensation plans. Includes $7.5 million for employer taxes related to vested RSUs for the nine months ended September 30, 2026.
(5)
Represents other income and expense adjustments that are non-recurring, non-operational, or not reflective of core performance, such as loss on disposal of assets, commercial commitments or legal settlements, income from transition services agreements and non-operational pension impacts. Includes $13.3 million of expense related to the Convertible-Related Tax Receivable Agreement for the nine months ended September 30, 2026, and $12.0 million of expense related to the Jacksonville Business matter for the three and nine months ended September 30, 2026.

Table 5: Reconciliation of Net income (loss) to Adjusted Net Income and Adjusted Diluted Earnings Per Share

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026		2025
Net income (loss)	$ 83,713	$ (10,097)	$ 132,113		$ (43,677)
Amortization of intangible assets	40,694	34,964	113,001		103,227
Acquisition and integration costs	5,594	287	7,031		20,250
Restructuring costs	—	1,772	270		4,247
Transaction and other deal related expenses	11,256	3,035	20,300		7,990
Share-based compensation expense	31,182	4,789	140,773		9,325
Other non-recurring adjustments	12,842	—	24,654		9,901
Tax adjustment(1)	(25,555)	(8,023)	(76,997)		(27,719)
Adjusted Net Income	$ 159,726	$ 26,727	$ 361,145		$ 83,544
‘
Adjusted Net Income	$ 159,726	N/A	$ 361,145		N/A
Less: Adjusted Net Income pre-IPO and Reorganization	—	N/A	(88,293)	(2)	N/A
Adjusted Net Income attributable to common stockholders. diluted	$ 159,726	N/A	$ 272,852		N/A
‘
Net income per common share, basic	$ 0.20	N/A	$ 0.19	(3)	N/A
Net income per common share, diluted	$ 0.20	N/A	$ 0.19	(3)	N/A
Adjusted Net Income per common share, diluted(4)	$ 0.37	N/A	$ 0.65	(3)	N/A
Weighted-average common shares outstanding, diluted	427,020	N/A	419,211	(3)	N/A

(1)
The tax adjustment represents the income tax effect of the adjustments at the applicable effective tax rate. Share-based compensation expense is excluded from Adjusted Net Income, and therefore, we have excluded the impact that share-based compensation expense has on the effective tax rate for determining Adjusted Net Income.
(2)
The Adjusted Net Income pre-IPO and Reorganization represents the Adjusted Net Income for the three months ended March 31, 2026.
(3)
Represents amounts for the six-month period from April 1, 2026 to September 30, 2026, which represents the period during which the Company had common stock outstanding.
(4)
Adjusted Net Income per common share, diluted is calculated as Adjusted Net Income attributable to common stockholders, diluted divided by the weighted-average number of common shares outstanding, diluted during the period (which represents the weighted-average common shares outstanding plus the effect of dilutive securities based on the most dilutive result of the if-converted and two-class methods).

Table 6: Reconciliation of Net cash provided by operating activities to Free Cash Flow

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$ 169,142	$ 77,667	$ 343,496	$ 146,272
Less:
Capital expenditures	(19,547)	(8,846)	(41,837)	(30,241)
Free Cash Flow	$ 149,595	$ 68,821	$ 301,659	$ 116,031

Table 7: Net Leverage Reconciliation

(Unaudited, in thousands, except for multiples)

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025
Total debt	$ 1,718,688	$ 1,718,137	$ 2,652,495	$ 2,633,312
Add: Unamortized deferred financing costs	14,942	15,523	27,225	28,159
Less: Cash and cash equivalents	(493,679)	(494,693)	(238,918)	(250,303)
Total net debt	$ 1,239,951	$ 1,238,967	$ 2,440,802	$ 2,411,168
Net income(1)	221,779	127,969	103,622	45,989
Adjusted EBITDA(2)	772,667	670,198	612,374	571,304
Total debt to net income	7.7x	13.4x	25.6x	57.3x
Net Leverage	1.6x	1.8x	4.0x	4.2x

(1)
Represents Net income for the trailing twelve-month period. Net income for the trailing twelve-month period ended September 30, 2026, is calculated as Net income for the year ended December 31, 2025, less Net income (loss) for the nine months ended September 30, 2025, plus Net income for the nine months ended September 30, 2026.
(2)
Represents Adjusted EBITDA for the trailing twelve-month period. Adjusted EBITDA for the trailing twelve-month period ended September 30, 2026, is calculated as Adjusted EBITDA for the year ended December 31, 2025, less Adjusted EBITDA for the nine months ended September 30, 2025, plus Adjusted EBITDA for the nine months ended September 30, 2026.